EXHIBIT 99.1
Interactive Intelligence Acquires Alliance Systems Professional Services Division

INDIANAPOLIS and PLANO, Texas, April 23, 2007 -- Interactive Intelligence Inc. (Nasdaq: ININ), a global developer of unified communications software, and Alliance Systems Ltd., a global provider of server and storage solutions, have entered into a definitive Asset Purchase Agreement.

Under the terms of the agreement, Interactive Intelligence has acquired the professional services group of Alliance Systems, which is focused on licensing, implementing and supporting Interactive Intelligence contact center automation and enterprise IP telephony software solutions.

The acquisition will enable Interactive Intelligence to immediately expand its professional services organization in an effort to more effectively support its largest direct customers, many with thousands of users across global sites.

Fourteen Alliance personnel have joined the Interactive Intelligence team who, along with a channel of about 250 value-added resellers, help support the company’s more than 2,500 global customers.

“This acquisition will help us continue our initiative to aggressively expand into the high-end contact center and enterprise markets by giving our largest customers access to an even broader pool of qualified and experienced professional services personnel, including increased resources for on-site managed resources,” said Interactive Intelligence founder and CEO, Dr. Donald E. Brown. “We’re fortunate to be able to immediately add a competent, experienced, well-trained group of people, and look forward to giving the Alliance professional services team even greater career opportunities by working for a company whose business is the development and licensing of software on which they are already certified.

“This acquisition does not represent a departure from our core strategy of cultivating a strong reseller channel, but does enable us to better compete for larger opportunities where the customer requires a direct relationship, or where our partner channel requires augmented services” Brown added.

For Alliance, the acquisition will enable the company to focus on its core business of server design, manufacturing, support and distribution.

“Our core server and infrastructure business has been growing very rapidly and we wanted to focus our resources on increasing our manufacturing capacity, engineering resources and our global logistics and support business,” said Alliance CEO, Jonathan Shapiro.

Alliance has partnered with Interactive Intelligence since 1997 to provide high performance, reliable and energy-efficient pre-certified servers for the company’s unified communications software suite, which was designed to eliminate the cost and complexity introduced by individual point products.

Alliance and Interactive Intelligence will continue to work closely to provide joint customers with the highest quality server-based unified communications solutions available.

About Alliance
Alliance Systems is a leading provider of server and storage solutions targeting the Communications, Enterprise, and Military markets. Founded in 1992, Alliance provides computer infrastructure that supports wireless, VoIP, contact center, security, and video enterprise communications solutions. Alliance’s unique, open architecture, server designs include rack-mount, blade, and ruggedized form factors. These solutions feature high performance, superior reliability, and energy efficiency, which enable its customers to rapidly deploy Internet and communications applications worldwide. Additionally, Alliance provides an extensive range of value-added services including design and engineering, manufacturing, logistics, and support.

Alliance's solutions are sold to OEMs, resellers and service providers worldwide. The company's customer base exceeds 1,200 entities in 70 countries. Alliance Systems' head office is located in Plano, Texas, USA with European Headquarters in Bad Homburg, Germany and logistics locations in The Netherlands, South Africa, Germany, and the Philippines. For more information, visit http://www.alliancesystems.com.

About Interactive Intelligence
Interactive Intelligence Inc. (Nasdaq: ININ) is a global provider of business communications software and services for contact center automation and enterprise IP telephony. The company was founded in 1994 and has more than 2,500 customers worldwide. Recent awards include the 2006 Network World 200, CRM Magazine’s 2006 Rising Star Excellence Award, Network Computing Magazine’s 2006 Well-Connected Award, and Software Magazine’s 2006 Top 500 Global Software and Services Companies. Interactive Intelligence employs approximately 525 people and is headquartered in Indianapolis, Indiana. The company has five global corporate offices, with additional sales offices throughout North America, Europe and Asia Pacific. Interactive Intelligence can be reached at +1 317.872.3000 or info@inin.com; on the Net: http://www.inin.com.

This release contains certain forward-looking statements that involve a number of risks and uncertainties. Factors that could cause actual results to differ materially are described in the company's SEC filings.

Interactive Intelligence Inc. is the owner of the marks INTERACTIVE INTELLIGENCE, its associated LOGO and numerous other marks. All other trademarks mentioned in this document are the property of their respective owners.

Contacts:
Bobbi DeSola
Director of Marketing
Alliance Systems
+1 972.673.1354
Bobbi.DeSola@alliancesystems.com

Christine Holley
Director of Market Communications
Interactive Intelligence Inc.
+1 317.715.8220
christine.holley@inin.com